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                                                                     EXHIBIT 4.7


                          BROADCASTING PARTNERS, INC.
                         1994 LONG TERM INCENTIVE PLAN


     SECTION 1. Purpose.  The purposes of this Broadcasting Partners, Inc. 1994
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Long Term Incentive Plan (the "Plan") are to encourage selected employees of
Broadcasting Partners, Inc. (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress,, growth, and profitability of the Company depend.

     SECTION 2. Definitions.  As used in the Plan, the following terms shall
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have the meanings set forth below:

  "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

  "Award" shall mean any Option, Stock Appreciation Right, Restricted Security, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

  "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

  "Board" shall mean the Board of Directors of the Company.

  "Cause", as used in connection with the termination of a Participant's employment, shall mean (i) with respect to any Participant employed under a written contract with the Company or an Affiliate of the Company which contract includes a definition of "cause," "cause" as defined in such contract and (ii) with respect to any other Participant, the failure to perform adequately in carrying out such Participant's employment responsibilities, including any directives from the Board, or engaging in such behavior in his personal or business life, as to lead the Committee in its reasonable judgment to determine that it is in the best interests of the Company to terminate his employment.

  "Class A Common" shall mean the Class A Common Stock of the Company, $.01 par value.

   "Class B Common" shall mean the Class B Common Stock of the Company, $.01 par value.
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  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

  "Committee" shall mean the Compensation Committee or any other committee of the Board designated by the Board to administer the Plan and composed of not less than two outside directors, as described in Section 162(m) of the Code, each of whom, to the extent necessary to comply with Rule 16b-3 only, is a "disinterested person" within the meaning of Rule 16b-3.

  "Common Shares" shall mean any or all, as applicable, of the Class A Common or the Class B Common and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan and any other securities of the Company or any Affiliate or any successor that may be so designated by the Committee.

  "Dividend Equivalent" shall mean any right granted under Section 6(e) of the Plan.

  "Employee" shall mean any employee of the Company or of any Affiliate.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Fair Market Value" shall mean (A) with respect to any property other than the Common Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; and
(B) with respect to the Common Shares, as of any date, (i) the last reported sales price on the New York Stock Exchange, or, if not reported for the New York Stock Exchange on the Composite Tape, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked quotations on the New York Stock Exchange; (ii) if the Common Shares are not listed on the New York Stock Exchange or no such quotations are available, the closing price of the Common Shares as reported by the National Market System, or similar organization, or, if no such quotations are available, the average of the high bid and low asked quotations as quoted in the National Association of Securities Dealers' Automated Quotation System, or similar organization; or (iii) in the event that there shall be no public market for the Common Shares, the fair market value of the Common Shares as determined (which determination shall be conclusive) in good faith by the Committee, based upon the value of the Company as a going concern, as if such Common Shares were publicly owned stock, but without any discount with respect to minority ownership.

  "Good Reason", as used in connection with the termination of a Participant's employment, shall mean (i) with respect to any Participant employed under a written employment contract with the Company or an Affiliate of the Company, "good reason" as defined in such written employment agreement or, if such contract contains no such definition, a material breach by the Company of such written employment agreement or (ii) with respect to any other Participant, a failure by the Company to pay such Participant any amount otherwise vested and

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due and a continuation of such failure for 30 business days following notice to the Company thereof.

  "Incentive Stock Option" shall mean an option granted under Section 6 (a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

  "Non-Qualified Stock Option" shall mean an option granted under Section 6 (a) of the Plan that is not intended to be an Incentive Stock Option. Any stock option granted by the Committee which is not designated an Incentive Stock Option shall be deemed a Non-Qualified Stock Option.

  "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

  "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the Plan.

  "Participant" shall mean any Employee granted an Award under the Plan.

  "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

  "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

  "Released Securities" shall mean securities that were Restricted Securities but with respect to which all applicable restrictions have expired, lapsed or been waived in accordance with the terms of the Plan or the applicable Award Agreement.

   "Restricted Securities" shall mean any Common Share granted under Section 6
(c) of the Plan, any right granted under Section 6(c) of the Plan, that is denominated in Common Shares or any other Award under which issued and outstanding Common Shares are held subject to certain restrictions.

  "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

  "16b-3 Plan" shall mean the Plan in the event that any Employee becomes subject to Section 16 of the Exchange Act with respect to Common Shares.

  "Securities Act" shall mean the Securities Act of 1933, as amended.

  "Stock Appreciation Right" shall mean any right granted under Section 6 (b) of the Plan.

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  "Stockholders Agreements" shall mean collectively (a) the Stockholders and
Registration Rights Agreement dated as of September 1, 1988 among the Company and the management, investors and other entities listed on the signature pages and (b) the Agreement and Consent dated as of June 2, 1993 among the Company and the Stockholders listed on its signature pages thereof, and any amendments thereto as successor agreements.

     SECTION 3. Administration.  The Plan shall be administered by the
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Committee.  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee under the Plan; (iii) determine the number and classification of Common Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine requirements for the vesting of Awards or performance criteria to be achieved in order for Awards to vest; (vii) determine whether, to what extent, and under what circumstances cash, Common Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder, and any Employee. Notwithstanding the foregoing the maximum number of Awards which may be granted to any one participant under this Plan shall not exceed 150,000 Common Shares, subject to the adjustments provided in Section
4(b) hereof and (b) no Awards under this Plan shall be granted after December
31, 2004.

     SECTION 4.  Common Shares Available for Awards.
                 ----------------------------------

     (a)  Common Shares Available.  Subject to adjustment as provided in Section
          -----------------------
4(b):

          (i)  Calculation of Number of Common Shares Available.  The number of
               ------------------------------------------------
     Common Shares available for granting Awards under the Plan shall be 700,000, any or all of which may be or may be based on Class A Common, Class B Common, any

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     other security which becomes the subject of Awards, or any combination thereof. Initially 700,000 shares of Class A Common and 700,000 shares of Class B Common shall be reserved for Awards hereunder. However, an award based on one class of common stock shall also reduce an identical number of shares of the other class of common stock reserved for Awards so that only Awards based on 700,000 Common Shares shall be available under this Plan, subject to the adjustments provided for in Section 4 (b). Further, if, after the effective date of the Plan, any Common Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is canceled without the delivery of Shares or of other consideration, then the Common Shares covered by such Award, or to which such Award relates, or the number of Common Shares otherwise counted against the aggregate number of Common Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, available for granting Awards under the Plan.

          (ii)  Accounting for Awards.  For purposes of this Section 4,
                ---------------------

               (A) if an Award (other than a Dividend Equivalent) is denominated in or based upon Common Shares, the number of Common Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Common Shares available for granting Awards under the Plan and against the maximum number of Awards available to any participant; and

               (B) Dividend Equivalents and Awards not denominated in Common Shares may be counted against the aggregate number of Common Shares available for granting Awards under the Plan and against the maximum number of Awards available to any participant in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan;

     provided, however, that Awards that operate in tandem with (whether granted
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     simultaneously with or at a different time from), or that are substituted for, other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Common Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall, in the case of Awards granted to Employees who are officers or directors of the Company for purposes of Section 16 of the Exchange Act, be counted against the Common Shares available for granting Awards under the Plan.

          (iii)   Sources of Common Shares Deliverable Under Awards.  Any Common
                  -------------------------------------------------

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     Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Shares or of treasury Common Shares.

     (b)  Adjustments. In the event that the Committee shall determine that any
          -----------
dividend or other distribution (whether in the form of cash, Common Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event affects the Common Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of common shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and kind of Common Shares (or other securities or property) subject to outstanding Awards, and
(iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Common Shares subject to any Award denominated in Common Shares shall always be a whole number.

     If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company sells or otherwise disposes of substantially all its assets to another corporation and is liquidated while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation or sale and liquidation, as the case may be, each holder of an outstanding Award shall be entitled, to receive, in lieu of Common Shares, shares of such stock or other securities or property as the holders of shares of such class of Common Shares received pursuant to the terms of the merger, consolidation or sale; (ii) the Committee may waive any limitations imposed pursuant to Subsection 6(a)(ii) hereof so that all Awards, from and after a date prior to the effective date of such merger, consolidation, or sale and liquidation, as the case may be, specified by the committee, shall be exercisable in full (except that no Option may be exercised within six (6) months of the date of grant); and (iii) all outstanding Awards may be canceled by the Committee as of the effective date of any such merger, consolidation or sale and liquidation provided that (x) notice of such cancellation shall be given to each holder of an Option and (y) each holder of an Award shall have the right to exercise such Award in full (except options which were granted within six (6) months of the date of cancellation) during a 30-day period preceding the effective date of such merger, consolidation or sale and liquidation.

     SECTION 5. Eligibility.  Any Employee, including any officer or employee-
                -----------
director of the Company or of any Affiliate, who is not a member of the Committee shall be eligible to be designated a Participant.

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

     SECTION 6. Awards.
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     (a)   Options.  The Committee is hereby authorized to grant to eligible
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Employees options to purchase Common Shares (each, an "Option") which shall contain the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

        (i) Exercise Price.  The purchase price per Common Share purchasable
            --------------
     under an option shall be determined by the Committee; provided, however,
                                                           --------  -------
     that such purchase price with respect to an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant of such option, or such other price as required under Subsection 6(a)(iv) hereof.

        (ii)  Time and Method of Exercise.  Subject to the terms of Section 6
              ---------------------------
     (a) (iii), the Committee shall determine the time or times at which an option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Common Shares, outstanding Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made; provided that, unless otherwise specified in the applicable Award Agreement and subject to the terms of Section 6 (a) (iii), no Option may be exercised until the expiration of one year of continued employment of the Participant by the Company or an Affiliate or both immediately following the date the Option was granted.

        (iii)  Exercisability Upon Death, Retirement and Termination of
               --------------------------------------------------------
     Employment.  Subject to the condition that no Option may be exercised in
     ----------
     whole or in part after the expiration of the Option period specified in the applicable Award Agreement:

               (A) Subject to the terms of paragraph (D) below, upon the death of a Participant while employed or within 3 months of retirement or disability as defined in paragraph (B) below, the person or persons to whom such Participant's rights with respect to any Option held by such Participant are transferred by will or the laws of descent and
          distribution may, prior to the expiration of the earlier of:    (1)
          the outside exercise date determined by the Committee at the time of granting the Option, or (2) nine months after such Participant's death, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise such Option immediately prior to such Participant's death, and any options not so exercisable will lapse on the date of such Participant's death;


               (B) Subject to the terms of paragraph (D) below, upon termination of a

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

          Participant's employment with the Company (x) as a result of retirement pursuant to a retirement plan of the Company or an Affiliate or disability (as determined by the Committee) of such Participant, (y) by the Company other than for Cause, or (z) by the Participant with Good Reason, such Participant may, prior to the expiration of the earlier of: (1) the outside exercise date determined by the Committee at the time of granting the Option, or (2) three months after the date of such termination, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise any options immediately prior to such termination, and any Options not so exercisable will lapse on such date of termination;

               (C) Subject to the terms of paragraph (D) below, upon termination of a Participant's employment with the Company under any circumstances not described in paragraphs (A) or (B) above, such Participant's Options shall be canceled to the extent not theretofore exercised;

               (D) Upon (i) the death of the Participant, or termination of the Participant's employment with the Company (x) by the Company other than for Cause (y) by the Participant with Good Reason or (z) as a result of retirement or disability as defined in paragraph (B) above, the Company shall have the right to cancel all of the Options such Participant was entitled to exercise at the time of such death or termination (subject to the terms of paragraphs (A) or (B) above) for a payment in cash equal to the excess, if any, of the Fair Market Value of one Common Share on the date of death or termination over the exercise price of such Option for one Common Share times the number of Common Shares subject to the Option and exercisable at the time of such death or termination; and

               (E) Upon expiration of the respective periods set forth in each of paragraphs (A) through (C) above, the options of a Participant who has died or whose employment has been terminated shall be canceled to the extent not theretofore canceled or exercised.

          (iv)  Incentive Stock Options.  The following provisions shall apply
                -----------------------
     only to Incentive Stock Options granted under the Plan:

               (A) No Incentive Stock Option shall be granted to any eligible Employee who, at the time such Option is granted, owns, within the meaning of Section 422 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of Common Shares of the Company or any of its affiliates, except that such an option may be granted to such an employee if at the time the Option is granted the option price is at least one hundred ten percent (110%) of the fair market value of the Common Shares (determined in accordance with Section 2) subject to the Option, and the Option by its terms is not exercisable after the expiration of five (5) years from the date the Option is granted;

               (B) To the extent that the aggregate fair market value of stock with respect to which Incentive Stock options (without regard to this subsection) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its' affiliates) exceeds $100,000, such Options shall be treated as options which are not Incentive Stock Options. This subsection shall be applied by taking options into account in the order in which they were granted. If some but not all Options granted on any one day are subject to this subsection, then such options shall be apportioned between Incentive Stock Option and Non-Qualified Stock Option treatment in such manner as the Committee shall determine. For purposes of this subsection, the fair market value of any Common Shares shall be determined, in accordance with Section 2, as of the date the option with respect to such Common Shares is granted.

               (C) No Incentive Stock Option granted under the Plan shall be exercisable any earlier than one (1) year from the date of grant.

     (b) Stock Appreciation Rights.  The Committee is hereby authorized to grant
         -------------------------
     to eligible Employees "Stock Appreciation Rights." Each Stock Appreciation Right shall consist of a right to receive the excess of (i) the Fair Market Value of one Common Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (ii) the grant price of the right as specified by the Committee, which shall not be less than one hundred percent (100%) of the Fair Market Value of one Common Share on the date of grant of the Stock Appreciation Right (or, if the Committee so determines, in the case of any Stock Appreciation Right retroactively granted in tandem with or in substitution for another Award, on the date of grant of such other Award). Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right granted under the Plan shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

     (c)  Restricted Securities.
          ---------------------

        (i) Issuance. The Committee is hereby authorized to grant to eligible
            --------
     Employees "Restricted Securities," which shall consist of the right to receive, by purchase or otherwise, Common Shares which are subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote such Common Shares or the right to receive any dividend or other right or property) which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, otherwise, as the Committee may deem appropriate.

        (ii)  Registration. Restricted Securities granted under the Plan may be
              ------------
     evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificates or certificates. In the event any stock certificate is issued in respect of Restricted Securities granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Securities.

        (iii)  Forfeiture. Except as otherwise determined by the Committee, upon
               ----------
     termination of a Participant's employment for any reason during the applicable restriction period, all of such Participant's Restricted Securities which had not become Released Securities by the date of termination of employment shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver
     --------  -------
     would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Securities. Unrestricted Common Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Securities promptly after such Restricted Securities become Released Securities.

          (d)  Performance Awards.  The Committee is hereby authorized to grant
               ------------------
     to eligible Employees "Performance Awards." Each Performance Award shall consist of a right, (i) denominated or payable in cash, Common Shares, other securities or other property (including, without limitation, Restricted Securities), and (ii) which shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the termination of a Participant's employment and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee and by the other terms and conditions of any Performance Award. The Committee shall issue performance goals prior to the commencement of the performance period to which such performance goals pertain.

          (e)  Dividend Equivalents.  The Committee is hereby authorized to
               --------------------
     grant to eligible Employees "Dividend Equivalents." Each Dividend Equivalent shall consist of a right pursuant to which the holder thereof shall he entitled to receive payments equivalent to dividends with respect to a number of Common Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan and any applicable Award Agreement, Dividend Equivalents may have such terms and conditions as the Committee shall determine.

          (f) Other Stock-Based Awards.  The Committee is hereby authorized to
              ------------------------
     grant to eligible Employees "Other Stock Based Awards." Each Other Stock-Based Award shall consist of a right (i) which is other than an Award or right described in Section 6 (a), (b), (c), (d) or (e) above and (ii) which is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares (including, without limitation, securities convertible into Common Shares) as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such right shall comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of Other Stock-Based Awards. Common Shares or other securities delivered pursuant to a purchase right granted under this
     Section 6(f) shall be purchased for such,consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Common Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine.

          (g) General.
              -------

          (i)  No Cash Consideration for Awards.  Awards may be granted for no
               --------------------------------
     cash consideration or for such minimal cash consideration as may be required by applicable law.

          (ii)  Awards May Be Granted Separately or Together.  Awards may, in
                --------------------------------------------
     the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award, except that in no event shall an Incentive Stock Option be granted together with a Non-Qualified Stock Option in such a manner that the exercise of one option affects the right to exercise the other. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other awards.

          (iii)  Forms of Payment Under Awards.  Subject to the terms of the
                 -----------------------------
     Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Common Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments. In accordance with the above, the Committee may elect (i) to pay a Participant (or such Participant's permitted transferee) upon the exercise of an Option in whole or in part, in lieu of the exercise thereof and the delivery of Common Shares thereunder, an amount of cash equal to the excess,if any, of the Fair Market Value of one Common Share on the date of such exercise over the exercise price of such option for one Common Share times the number of Common Shares subject to the Option or portion thereof or (ii) to settle other stock denominated Awards in cash. If the total amount of any cash payment referred to in this paragraph exceeds $50,000, the Company may, at its sole discretion, elect to make such payment in up to five equal annual
     installments (by wire transfer or certified or cashier's check).   To make
     such an election, the Company shall deliver to the Participant (or such Participant's permitted transferee, as applicable) the first installment and a promissory note substantially in the form of Exhibit A hereto on the date of exercise.

          (iv)  Limits on Transfer of Awards.
                ----------------------------

               (A) No award (other than Released Securities), and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Securities, to the Company) and any such purported assignment, alienation, pledge, attachment, sale or other transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

               (B) Each award, and each right under any Award, shall be exercisable, during the Participant's lifetime only by the Participant or if permissible under applicable law, by the Participant's guardian or legal representative.

          (v) Terms of Awards.  The term of each Award shall be for such period
              ---------------
     as may be determined by the Committee; provided, however, that in no event
                                            --------  -------
     shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

          (vi) Rule 16b-3 Six-Month Limitations.  To the extent required in
               --------------------------------
     order to maintain the exemption provided under Rule 16b-3 only, any equity security offered pursuant to the Plan must be held for at least six months after the date of grant, and with respect to any derivative security issued pursuant to the Plan, at least six months must elapse from the date of acquisition of such derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

          (vii)  Common Share Certificates.  All certificates for Common Shares
                 -------------------------
     delivered under the Plan pursuant to any Award of the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Shares are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (viii)  Delivery of Common Shares or other Securities and Payment by
                  ------------------------------------------------------------
     Participant of Consideration.  No Common Shares or other securities shall
     ----------------------------
     be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation cash, Common Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Common Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the-Plan or the applicable Award Agreement to the Company.

     SECTION 7.  Other Agreements. (a) No Common Shares shall be delivered to
                 ----------------
any Employee (or to any of such Employee's transferees permitted pursuant to Section 6 (g) (iv) ) who is not a party to the Stockholders Agreements unless such Employee (or such permitted transferee) shall have executed and delivered to the Company, as a condition to such Employee's (or such permitted transferees) acquisition of such Common Shares, an instrument satisfactory to the Company confirming that, except as otherwise provided in the Plan, such Employee (or such permitted transferee) takes such Common Shares subject to, and agrees to be bound by, all the terms and conditions of the Stockholders Agreements, to the extent such agreements remain in effect.

          (b) For purposes of the Stockholders Agreement, any Common Shares received under the Plan shall be considered Common Stock.

     SECTION 8. Amendments; Adjustments and Termination.  Except to the extent
                ---------------------------------------
prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

          (a)  Amendments to the Plan.  The Board may amend, alter, suspend,
               ----------------------
discontinue, or terminate the Plan without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, subject to the Company's rights to adjust Awards under Sections 8
(c) and (d), any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of such Participant, other holder or beneficiary of an Award, as the case may be; and provided further, however, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

          (i) increase the total number of Common Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

          (ii) otherwise cause the Plan to cease to comply with any tax or regulatory requirement, including for these purposes any approval or other requirement which is or would be a prerequisite for exemptive relief from
     Section 16(b) of the Exchange Act.

          (b)  Amendments to Awards.  The Committee may waive any conditions or
               --------------------
rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided, however, that, subject to the Company's rights to adjust Awards under
- --------  -------
Sections 8(c) and (d), any amendment, alteration, suspension, discontinuation, cancellation or termination that would impair the rights of any Participant or holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of such Participant or holder or beneficiary of an Award, as the case may be.

          (c)  Adjustment of Awards Upon Certain Acquisitions. In the event
               ----------------------------------------------
the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

          (d)  Adjustments of Awards Upon the Occurrence of Certain Unusual or
               ---------------------------------------------------------------
Non recurring Events.  The Committee is hereby authorized to make adjustments in
- --------------------
the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non recurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 9. General Provisions.
           ------------------

          (a)  No Rights to Awards.  No Employee or other Person shall have any
               -------------------
claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

          (b)  Delegation.  Subject to the terms of the Plan and applicable law,
               ----------
the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers the authority subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter,
discontinue, suspend, or terminate Awards;   provided that, no such delegation
shall be permitted with respect to Awards held by Employees who are officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise subject to such Section.

          (c)  Correction of Defects, Omissions, and Inconsistencies.  The
               -----------------------------------------------------
Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

          (d)  Withholding.  The Company or any Affiliate shall be authorized to
               -----------
withhold from any Award granted, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Common Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

          (e)  No Limit on Other Compensation Arrangements.  Nothing contained
               -------------------------------------------
in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

          (f)  No Right to Employment.  The grant of an Award shall not be
               ----------------------
construed as giving a Participant the right to be retained in the employ of the
company or any Affiliate.    Further, the Company or an Affiliate may at any
time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

          (g)  Governing Law.  The validity, construction, and effect of the
               -------------
Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

          (h)  Severability.  If any provision of the Plan or any Award is or
               ------------
becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

          (i)  No Trust or Fund Created.  Neither the Plan nor any Award shall
               ------------------------
create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

          (j)  No Fractional Common Shares.  No fractional Common Shares shall
               ---------------------------
be issued or delivered pursuant to the Plan or any Award, and the Committee shall -determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional, common Shares or whether such fractional Common Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

          (k)  Headings. Headings are given to the Sections and subsections of
               --------
the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

   SECTION 10.  Adoption, Approval and Effective Date of the Plan.  The Plan
                -------------------------------------------------
shall be considered adopted and shall become effective on the date the Plan is approved by the Board; provided, however, that the Plan and any Awards granted under the Plan shall be void, if the stockholders of the Company shall not have approved the adoption of the Plan within twelve (12) months after the effective date.